Exhibit 10.7

MOELIS & COMPANY GROUP LP

PERFORMANCE-BASED VESTING AGREEMENT

THIS PERFORMANCE-BASED VESTING AGREEMENT (this “Agreement”) is made and entered into as of ____________ (the “Grant Date”) by and between Moelis & Company Group LP, a Delaware limited partnership (the “Partnership”), and ________ (the “Participant”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Partnership Agreement (as defined in Section 8 hereof).

WHEREAS, the Partnership is agreeing to issue partnership interests in the form of Executive Profits Interest Units (the “Partnership Units”) to the Participant subject to the terms and conditions contained herein and in the Amended and Restated Agreement of Limited Partnership of Moelis & Company Group LP, dated as of April 15, 2014, by and between Moelis & Company, Moelis & Company Group GP LLC, and the other limited partners from time to time party thereto (as may be amended and/or from time to time and including Exhibit E thereto, the “Partnership Agreement”).

WHEREAS, the Partnership and the Participant desire to enter into this Agreement to set forth the terms and conditions of the grant of the Partnership Units to the Participant.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.
Grant of Partnership Units.
(a)
In reliance on the representations and warranties contained herein, and subject to all of the terms and conditions included in this Agreement and in the Partnership Agreement, the Partnership hereby grants a number of performance-based Partnership Units to the Participant as set forth on Exhibit A hereto. The Partnership Units granted pursuant to this Agreement represent interests in the profits of the Partnership and are being granted as additional consideration for services anticipated to be provided on or after the Grant Date to or for the benefit of the Partnership or an affiliate thereof (collectively, the “Employer”). Where the context permits, references to “the Employer” shall include the Employer and any successor to the Employer.
(b)
The Partnership Units granted pursuant to this Agreement shall have a per unit Target Value of $______, and the total amount of the Capital Contributions made by the Participant with respect to such Partnership Units as of the Grant Date is $_______.
2.
Vesting. The Partnership Units granted pursuant to this Agreement shall be subject to vesting based on the terms and conditions set forth on Exhibit A hereto.
3.
Capital Account Book-Up.
(a)
Pursuant to Section 5.2 of the Partnership Agreement, Adjustment Amounts, if any, will be allocated as determined by the General Partner, including, if so determined by the General Partner, to the Partnership Units granted pursuant to this Agreement. For the avoidance of doubt, the General Partner may, but shall not be obligated to, prioritize such allocations to partnership interests in the Partnership that either (i) are not subject to performance conditions or (ii) are subject to performance conditions but for which the applicable performance conditions have already been achieved.
(b)
Each Partnership Unit granted pursuant to this Agreement that has been allocated Adjustment Amounts in a sufficient amount such that the Partnership Unit has an Adjusted Capital Account per Partnership Unit equal to that of other Partnership Units not granted pursuant to this Agreement with the highest such Adjusted Capital Account per Partnership Unit, as certified by the compensation committee (or another committee composed entirely of independent directors who are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended) of the board of directors of Moelis & Company (the “Compensation Committee”), shall be referred to herein as a “Booked-Up Partnership Unit.” Each Booked-Up Partnership Unit that has also become vested in accordance with this Agreement shall be referred to herein as a “Vested Booked-Up Partnership Unit.”
4.
Rights as a Limited Partner; Redemption Rights; Repayment; Holdback.
(a)
Except as provided in Sections 3(a), 4(b) and 4(c) hereof, the Participant shall have all of the rights of a Limited Partner as set forth in the Partnership Agreement with respect to the Partnership Units granted pursuant to this Agreement, including, without limitation, the right to receive Tax Liability distributions pursuant to Section 4.2 of the Partnership Agreement; provided that all of the terms and conditions contained in this Agreement and the Partnership Agreement shall apply to each of the Partnership Units granted pursuant to this Agreement and to any other securities distributed with respect to such Partnership Units. Each Partnership Unit granted pursuant to this Agreement shall remain subject to forfeiture to the Partnership as provided herein and in the Partnership Agreement.
(b)
The Participant shall have no redemption or exchange rights with respect to all or any portion of the Partnership Units granted pursuant to this Agreement until the later of (i) the date that is at least two (2) years following the Grant Date and (ii) the date that the Partnership Units become Vested Booked-Up Partnership Units pursuant to Section 3(b) hereof. The Participant shall be eligible to receive payments under that certain tax receivable agreement, dated as of April 15, 2014 (as may be amended and/or restated from time to time), between the Partnership and certain other parties thereto in connection with any such redemption or exchange.
(c)
The Participant shall be eligible to receive distributions of Available Cash pursuant to Article IV of the Partnership Agreement pro rata in accordance with the Participant’s Percentage Interest represented by the Partnership Units granted pursuant to this Agreement as of the date on which the Partnership distributes such Available Cash; provided that:

(i) subject to Exhibit E of the Partnership Agreement, the Participant (A) shall not be eligible to receive distributions of Available Cash under the Partnership Agreement unless and until all applicable vesting terms set forth in this Agreement have been achieved and (B) shall not receive allocations of Net Income pursuant to Section 5.2 of the Partnership Agreement apart from Adjustment Amounts set forth in Section 3(a) hereof unless and until all applicable vesting terms have been achieved; and

(ii) if the amount of any distributions (in excess of any applicable tax distributions) payable to the Participant pursuant to Article IV of the Partnership Agreement exceeds the Participant’s Adjusted Capital Account as of the applicable payment date, then the amount of such excess shall be not distributed to the Participant and shall instead be credited to a holdback account maintain by the Partnership in respect of the Participant (such account, the “Holdback Account”). Any positive balance in the Holdback Account shall be paid to the Participant quarterly (as determined by the General Partner) in an amount equal to (but not in excess of) the positive balance of the Participant’s Adjusted Capital Account as of the applicable payment date, provided that the entire amount of any positive balance in the Holdback Account shall be paid to the Participant on the date of the Participant’s termination of service with the Employer for any reason.

5.
Restrictive Covenants.
(a)
The Participant acknowledges and agrees that the Participant is bound by certain restrictive covenants in connection with the Participant’s employment with the Employer and Section 15.13 of the Partnership Agreement, including, without limitation, non-competition, non-solicitation, confidentiality and non-disparagement covenants (as applicable, the “Restrictive Covenants”). The Restrictive Covenants are incorporated by reference as if fully set forth herein and are hereby re-executed and reaffirmed.
(b)
Pursuant to 18 U.S.C. §1833(b), the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Employer that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to the Participant’s attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Participant files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, the Participant may disclose the trade secret to his attorney and use the trade secret information in the court proceeding, if the Participant (1) files any document containing the trade secret under seal, and (2) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. §1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in any agreement that the Participant has with the Employer will prohibit or restrict the Participant from making any voluntary disclosure of information or documents related to any possible violation of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Employer.
6.
Effect of Forfeiture. Upon the forfeiture of any Partnership Units granted pursuant to this Agreement, the Participant (and the Participant’s heirs, transferees, successors and assigns) shall thereafter have no right, title or interest whatsoever in such forfeited Partnership Units and such forfeited Partnership Units shall be returned to the Partnership. The Participant (and the Participant’s heirs, transferees, successors and assigns) shall receive no payment from the Employer in connection with the forfeiture of any Partnership Units granted pursuant to this Agreement.
7.
Limitations on Transfer and Encumbrance. Except as expressly provided in the Partnership Agreement (including, without limitation, Article 10 of the Partnership Agreement),

the Participant may not Transfer or Encumber any Partnership Units granted pursuant to this Agreement.
8.
Representations and Warranties of the Participant. The Participant hereby represents and warrants to the Employer as of the date of this Agreement as follows:
(a)
The Participant’s domicile is the State of California, all discussions related to this Agreement, the Partnership Units granted pursuant to this Agreement, and the offer and acceptance of this Agreement, and the Partnership Units granted hereunder, occurred in the State of California.
(b)
The Participant qualifies as an Accredited Investor under the Securities Act.
(c)
The Participant has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment to be made by the Participant hereunder. The Participant understands and has taken cognizance of all the risk factors related to the investment in the Partnership Units granted pursuant to this Agreement.
(d)
The Participant is acquiring the Partnership Units granted pursuant to this Agreement for the Participant’s own account for investment and not with any view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.
(e)
The Participant understands that (i) the Partnership Units granted pursuant to this Agreement have not been registered under the Securities Act or applicable state securities laws, in reliance on exemptions from registration under the Securities Act and applicable state securities laws and (ii) no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the Partnership Units.
(f)
The Participant acknowledges and agrees that (i) except as expressly provided for in this Agreement, no representations or warranties have been made to the Participant by the Employer or any other persons with respect to the Participant’s investment in the Partnership Units granted pursuant to this Agreement, (ii) except for this Agreement and the Partnership Agreement, there are no agreements, contracts, understandings or commitments between the Participant on the one hand and the Employer on the other hand, with respect to the Participant’s investment in the Partnership Units granted pursuant to this Agreement, (iii) in entering into this transaction the Participant is not relying upon any information, other than that contained in the Partnership Agreement, this Agreement and the results of the Participant’s own independent investigation, (iv) the Participant’s financial situation is such that the Participant can afford to hold the Partnership Units granted pursuant to this Agreement for an indefinite period of time, has adequate means for providing for the Participant’s current needs and personal contingencies, and can afford the eventuality that the Partnership Units may ultimately have no value, (v) the future value of the Partnership Units granted pursuant to this Agreement is speculative and (vi) the Participant is not entitled to any preemptive, tag-along, information or other minority investor rights with respect to the Partnership Units granted pursuant to this Agreement, other than as expressly set forth in this Agreement, the Partnership Agreement or as otherwise provided under applicable law.

(g)
The Participant is fully informed and aware of the circumstances under which the Partnership Units granted pursuant to this Agreement must be held and the restrictions upon the resale of the Partnership Units under the Securities Act and any applicable state securities laws. The Participant understands that the Participant must bear the economic risk of the Participant’s investment in the Partnership Units granted pursuant to this Agreement for an indefinite period of time because the Partnership Units have not been registered under the Securities Act and, therefore, cannot be sold unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available, (i) that the availability of an exemption may depend on factors over which the Participant has no control, and (iii) that unless so registered or exempt from registration, the Partnership Units may be required to be held for an indefinite period. The Participant understands that an exemption from registration is not presently available pursuant to Rule 144 promulgated under the Securities Act, that there is no assurance that such exemption will ever become available to the Participant, and that even if it were to become available, sales pursuant to Rule 144 would be limited in amount and could only be made in full compliance with the provisions of Rule 144.
(h)
The Participant has received and reviewed the Partnership Agreement. The Participant acknowledges and agrees that the Partnership Units are subject to the provisions of the Partnership Agreement.
(i)
The Participant has full authority to enter into this Agreement and the Partnership Agreement, and to perform the Participant’s obligations hereunder and thereunder. This Agreement and the Partnership Agreement have been duly and validly executed and delivered by the Participant and constitute legal, valid and binding obligations of the Participant, enforceable against the Participant in accordance with their terms, subject, as to the enforcement of remedies, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors and general principles of equity. The execution, delivery and performance of this Agreement and the Partnership Agreement does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Participant is a party or any judgment, order, decree or law to which the Participant is subject.
(j)
The Participant understands that the Employer’s decision to grant the Partnership Units to the Participant pursuant to this Agreement is predicated, in part, on the representations, warranties and covenants of the Participant contained herein.
9.
Survival of Representations and Warranties; Indemnification. All representations and warranties of the Participant contained herein shall survive the execution of this Agreement and the grant of the Partnership Units contemplated hereby. The Participant agrees to indemnify and hold harmless the Employer from any actual liability, loss or expense (including, without limitation, reasonable attorneys’ fees) incurred by the Employer as a result of the Participant’s breach of any representation or warranty hereunder.
10.
No Right of Continued Employment. Neither the grant of the Partnership Units hereunder nor anything contained in this Agreement shall confer upon the Participant any right to continue in the employ or service of the Employer, or to prohibit or restrict the Employer from terminating the Participant’s services at any time or for any reason whatsoever, with or without Cause, notwithstanding the effect any such action may have on the Participant, this Agreement, the Partnership Agreement or any Partnership Units that are or would otherwise be granted under this Agreement.
11.
Mandatory 83(b) Election. The Participant acknowledges that the Participant is required to file an election under Section 83(b) of the Code in the form attached hereto as Exhibit B in accordance with the Partnership Agreement and that the filing of such election is the Participant’s responsibility. The Section 83(b) election form must be filed within thirty (30) days of the grant of the Partnership Units granted pursuant to this Agreement. The Participant further acknowledges that the Participant (and not the Employer or any of its agents) will be solely responsible for filing, and shall file, such form with the IRS, even if the Participant requests the Employer or its agents to make this filing on the Participant’s behalf and even if the Employer or its agents have previously made this filing on the Participant’s behalf. The Participant will promptly deliver a copy of such completed Section 83(b) election form to the Employer.
12.
Tax Consequences. The Employer shall not be liable or responsible in any way for the tax consequences to the Participant relating to the grant, ownership, or vesting and related lapsing of any forfeiture conditions, of the Partnership Units granted pursuant to this Agreement. The Participant agrees to determine and be responsible for any and all tax consequences to the Participant related to the grant, ownership, or vesting and related lapsing of any forfeiture conditions, of the Partnership Units granted pursuant to this Agreement. By accepting the Partnership Units granted pursuant to this Agreement, the Participant acknowledges that the Partnership is treated as a partnership for federal and state income tax purposes and that the Participant will be treated as a partner for all purposes with respect to the Partnership Units. Accordingly, the Participant acknowledges that, among other things, the Participant will receive an annual Schedule K-1 from the Partnership requiring that the Participant report and pay tax on the Participant’s individual tax return the Participant’s distributive share of the Partnership’s income, gain, loss, deductions and credits, regardless of whether the Participant has received a distribution from the Partnership, and accordingly, the ownership of the Partnership Units may give rise to an out-of-pocket expense for the Participant. The Partnership has not made and will not make any statements or representations to the Participant concerning the federal, state and local tax consequences arising from the grant and holding of the Partnership Units contemplated by this Agreement and will have no obligation to indemnify or hold harmless the Participant for any claims or liabilities arising from such consequences. This Agreement is intended to be a part of the Partnership’s “partnership agreement,” as defined in Section 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated under the Code.
13.
Notices. All notices to a party under this Agreement shall be provided in accordance with Section 15.8 of the Partnership Agreement. Any such notice may at any time be waived by the party entitled to receive such notice.
14.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Employer’s assets and business, and, except as otherwise expressly provided herein, the parties’ respective heirs, executors, administrators, representatives, successors and permitted assigns. This Agreement may not be assigned, transferred or otherwise disposed of by the Participant, whether voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the Employer except to the extent related to a Transfer of his Partnership Units granted pursuant to this

Agreement to the extent permitted by, and in compliance with, this Agreement and the Partnership Agreement.
15.
Complete Agreement. This Agreement and the Partnership Agreement contain the complete agreement among the parties hereto with respect to the Partnership Units granted pursuant to this Agreement and supersede all prior agreements and understandings among the parties hereto with respect thereto.
16.
Severability. If any term or provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision has never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. In lieu of such illegal, invalid or unenforceable provisions, there shall be added automatically as a part hereof a provision as similar in terms and economic effect to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
17.
Waivers. No waiver of any provision of this Agreement is valid unless in writing and signed by the party against whom or which enforcement is sought, and any such waiver is effective only in the specific instance described and for the purpose for which the waiver was given. The failure of any party to this Agreement to insist upon or enforce strict performance by any other party to this Agreement of any provision of this Agreement shall not be construed as a waiver or relinquishment of such right or related remedy.
18.
Set-Off. The Participant hereby acknowledges and agrees, without limiting rights of the Employer otherwise available at law or in equity, that, to the extent permitted by law, the number of Units under this Agreement (or the amount of any cash or property distributed with respect to or in lieu thereof) may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Employer under any other agreement or arrangement between the Participant and the Employer; provided that any such set-off does not result in a penalty under Section 409A of the Code.
19.
Clawback. Notwithstanding any other provisions in the Partnership Agreement or this Agreement, the amounts payable under this Agreement shall be subject to reduction and clawback to the extent required pursuant to any law, government regulation or stock exchange listing requirement (or any policy adopted by the Employer or any of its affiliates pursuant to any such law, government regulation or stock exchange listing requirement).
20.
Use of Personal Data. By accepting the Partnership Units granted pursuant to this Agreement, the Participant acknowledges that the Employer may use the Participant’s personal data for purposes of (i) determining the Participant’s compensation, (ii) payroll activities, including but not limited to, tax withholding and regulatory reporting, (iii) securities law registration, and (iv) other lawful purposes related to the Participant’s services and this Agreement, and the Employer may provide such data to third party vendors with whom it has contracted to provide such services. The Participant may terminate this authorization at any time except with respect to tax and regulatory reporting. In such case, the grant under this Agreement shall be subject to cancellation.
21.
Governing Law; Arbitration.

(a)
This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law. Any dispute, controversy or claim arising out of or in connection with this Agreement, or the interpretation, breach, termination or validity thereof, shall be finally resolved by arbitration in accordance with Section 15.3 of the Partnership Agreement.
22.
Review of this Agreement. The Participant confirms that the Participant has carefully reviewed this Agreement and the Partnership Agreement, and understands the terms and conditions of each such agreement. The Participant further confirms that the Participant has consulted with legal counsel, or had ample opportunity to consult with legal counsel, representing the Participant concerning this Agreement, the Partnership Agreement and any other agreements between or among the Participant and the Employer.
23.
Counterparts. This Agreement and any amendments may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement. In addition, this Agreement and any amendments may be executed through the use of counterpart signature pages. The signature of any party on any counterpart agreement or counterpart signature page shall be deemed to be a signature to, and may be appended to, one document.
24.
Consent by Spouse. If the Participant is married (and not formally separated with an agreed-upon division of assets) and is subject to the community property laws of any state, the Participant shall be obligated in accordance with the Partnership Agreement to deliver at the time of execution of this Agreement a duly executed consent by spouse substantially in the form attached hereto as Exhibit C. The Participant shall also have such consent by spouse executed by any spouse married to the Participant at any time subsequent hereto.

**SIGNATURE PAGE FOLLOWS**

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MOELIS & COMPANY GROUP LP

By: __________________________

PARTICIPANT

____________________________________

Name:

[Signature Page to Award Agreement]

Exhibit A

VESTING OF PARTNERSHIP UNITS

The Partnership Units granted pursuant to the Agreement shall be subject to vesting as set forth in this Exhibit A. Any capitalized term that is used, but not defined, in this Exhibit A shall have the meaning set forth in the Performance-Based Vesting Agreement to which it is attached (the “Agreement”).

1. Number of Partnership Units. The number of Partnership Units granted to the Participant under the Agreement shall be equal to ______ Partnership Units, of which ______ of such Partnership Units are referred to herein as the “Target Partnership Units”.

2. Normal Vesting. Except as otherwise provided in this Exhibit A, the Partnership Units granted pursuant to the Agreement shall vest (or partially vest as set forth below) upon the achievement of both the “Performance Condition” and the “Service Condition” (all as defined below).

(a) Performance Condition.

(i) The “Performance Condition” shall be deemed satisfied to the extent a share of Moelis & Company Class A common stock (the “Common Stock”) achieves the designated per share price targets set forth in the table below based on the volume weighted average closing share price of the Common Stock over any 20 consecutive trading-day period during the period beginning on the Grant Date and ending on the fifth anniversary of the Grant Date (the “Performance Period”), as reflected on the New York Stock Exchange or other such primary stock exchange in which the Common Stock is listed and traded (the “20-Day VWAP”). Achievement of any of the designated per share price targets set forth in the table below shall be certified by the Compensation Committee.

(ii) Notwithstanding the foregoing, if Moelis & Company pays any cash dividend on a share of Common Stock during the Performance Period (a “Qualifying Dividend”), the per share price of a share of Common Stock for purposes of determining the achievement of the Performance Condition shall be deemed to be adjusted to reflect any such Qualifying Dividend in a manner determined by the General Partner as if such Qualifying Dividends were reinvested in shares of Common Stock.

(iii) The number of Partnership Units granted pursuant to the Agreement for which the Performance Condition has been met (the “Earned Units”) will be determined (1) on a quarterly basis at the end of each fiscal quarter during the Performance Period, beginning on March 31, 2023, and (2) to the extent necessary, as of the final day of the Performance Period (the “End Date” and each such fiscal quarter end date together with the End Date, a “Measurement Date”), based on the highest 20-Day VWAP to have been achieved at any time starting on the Grant Date and ending on the applicable Measurement Date as follows:

1 Number of Termination Eligible Units equal to the percentage of Target Partnership Units set forth in this column for the applicable quarter.

A-1

Highest 20-Day VWAP as of the Measurement Date Assuming Reinvestment of Qualifying Dividends (1)	Percentage of Target Partnership Units That Become Earned Units
Less than $68.00	0%
$68.00	50%
$91.00	100%
$114.00 or Greater	150%

(1) As a result of the reinvestment of dividends, the Performance Units may become Earned Units before the 20-Day VWAP of a single share achieves the dollar amount set forth in this column.

If as of any Measurement Date, the highest 20-Day VWAP is between $68.00 and $114.00 per share and not exactly $91.00 per share, then the percentage of the total Partnership Units granted pursuant to the Agreement that will become Earned Partnership Units as of such Measurement Date be determined by linear interpolation between the amounts set forth in the table above.

(b) Service Condition.

(i) The “Service Condition” with respect to the Target Partnership Units that become Earned Units pursuant to Section 2(a) of this Exhibit A shall be deemed to be satisfied in equal installments with respect to such Earned Units on each of the third, fourth and fifth anniversaries of the Grant Date (each, a “Service Vesting Date”), in each case so long as the Participant remains in continuous employment with the Employer as Chief Executive Officer (or other position approved by the Compensation Committee) through, and has not given or received a notice of termination of such employment as of, the applicable Service Vesting Date; provided that if the applicable Service Vesting Date occurs prior to the date on which the applicable Partnership Units become Earned Units, then the corresponding number of Earned Units that would have vested as of such Service Vesting Date if the Partnership Units had become Earned Units prior to such Service Vesting Date shall fully vest immediately upon becoming Earned Units (the “Delayed Fully Vested Date”) so long as the Participant remains in continuous employment with the Employer as Chief Executive Officer (or other position approved by the Compensation Committee) through, and has not given or received a notice of termination of such employment as of, the Delayed Fully Vested Date.

(ii) The “Service Condition” with respect to the Partnership Units granted pursuant to the Agreement in excess of a number equal to 100% of the target number of Partnership Units shall be deemed satisfied on the End Date so long as the Participant remains in continuous employment with the Employer as Chief Executive Officer (or other position approved by the Compensation Committee) through, and has not given or received a notice of termination of such employment as of, the End Date.

(iii) The Performance Condition shall apply to each installment of the Partnership Units subject to a Service Condition as if each such installment was an independent award. The following examples illustrate these principles:

(A) Assume that a 20-Day VWAP of $68.00 (taking into account reinvestment of Qualifying Dividends) was achieved as of the first quarter-end date following the second anniversary of the Grant Date, such that _____ Partnership Units become Earned Units as of such quarter-end date. Assume that no additional Partnership Units become Earned Units prior to the end of the Performance Period. Such _____ Earned Units shall become fully vested in equal installments on each of the third, fourth and fifth anniversaries of the Grant Date.

(B) Assume the same facts as in the example in Section 2(b)(iii)(A), except that the 20-Day VWAP of $68.00 (taking into account reinvestment of Qualifying Dividends) was achieved as of the first quarter-end date following the third anniversary of the Grant Date. In this case, a total of one-third of the Earned Units shall vest immediately upon the quarter-end date on which the Performance Units became Earned Units and the remaining 2/3 of such Earned Units shall vest in equal installments on the fourth and fifth anniversaries of the Grant Date.

3. Change in Control. If a Change in Control occurs on or prior to the End Date and while the Partnership Units are outstanding, (i) the Performance Condition will be tested for any Partnership Units granted pursuant to the Agreement which are not Earned Units as of such Change in Control based on the price paid per share of Common Stock in the Change in Control transaction (and assuming reinvestment of Qualifying Dividends) and (ii) if the Participant is employed as of the date of the Change in Control, the Service Condition will be deemed to have been fully achieved as of the date of the Change in Control. Any Partnership Units that do not become fully vested as a result of the Change in Control shall immediately be forfeited.

4. Termination of Service. Notwithstanding anything set forth in this Exhibit A to the contrary:

(a) If the Participant’s service with the Employer is terminated on or prior to the End Date by the Employer without Cause or by the Participant for Good Reason, then the Participant shall be eligible to vest in a number of Partnership Units equal to (1) the greater of (A) the number of Partnership Units that are Earned Units as of the date of such termination (with the date of termination treated as the End Date for purposes of this clause (A)), without regard to achievement of the Service Condition, and (B) the number of Partnership Units set forth on Annex 1 to this Exhibit A corresponding to the applicable date of termination that are already, or become, Earned Units based on the achievement of the Performance Condition relating to such Partnership Units during the Performance Period, without regard to the achievement of the Service Condition (the applicable number of Partnership Units in this clause (B), the “Termination Eligible Units”), less (2) the number of Partnership Units that otherwise fully vested on or prior to the date of termination in accordance with Section 2 of this Exhibit A (as applicable, the “Qualifying Termination Units”). The Qualifying Termination Units shall remain outstanding following the date of termination and shall fully vest as of the End Date so long as (i) the Participant does not engage in Detrimental Activities at any time on or prior to the End Date and (ii) in the case of Termination Eligible Units set forth in subclause (1)(b) of this clause (a), the Performance Condition has been achieved during the Performance Period in accordance with Section 2(a) of this Exhibit A.

(b) If the Participant’s service with the Employer terminates on or prior to the End Date as a result of the Participant’s death or Disability, then the Participant (or his applicable representative) shall be eligible to vest in a number of Partnership Units equal to (1) the greater of (A) the number of Partnership Units that are Earned Units as of the date of such termination (with the date of termination treated as the End Date for purposes of this clause (A)), without regard to achievement of the Service Condition, and (B) if the Implied TSR Hurdle (as set forth on Annex 2 to this Exhibit A) corresponding to the applicable date of termination has been achieved as of the date of such termination calculated in accordance with the terms of Annex 2 to this Exhibit A, the number of “Pro-Rated Units” set forth on Annex 2 to this Exhibit A corresponding to such date of termination, less (2) the number of Partnership Units that otherwise fully vested on or prior to the date of termination in accordance with Section 2 of this Exhibit A (as applicable, the “Death/Disability Units”). The Death/Disability Units shall remain outstanding following the date of termination and shall fully vest as of the End Date; provided, that in the event of a termination due to Disability, the Participant does not engage in Detrimental Activities at any time on or prior to the End Date.

(c) If the Participant’s service terminates for any other reason on or prior to the End Date (including, without limitation, (i) if the Participant’s service with the Employer is terminated on or prior to the End Date for Cause or (ii) if Participant’s service with the Employer is terminated on or prior to the End Date by the Participant without Good Reason (including any termination by the Participant in connection with Participant’s retirement)), then any Partnership Units granted pursuant to the Agreement that have not become fully vested shall immediately be forfeited.

5. Dividend Equivalents.

(a) Upon the payment of any Qualifying Dividend, the Participant shall receive an additional grant of Partnership Units with a value, as determined by the General Partner in its sole discretion, that is intended to replicate the value of the dividend that would have been paid to the Participant had the Partnership Units granted under the Agreement that are then-outstanding and unvested had instead been granted in the form of a number of shares of Common Stock equal to the total number of then-outstanding and unvested Partnership Units granted under the Agreement (of which, unless otherwise determined by the General Partner in its sole discretion for a Qualifying Dividend declared in connection the Participant’s termination in connection with Section 4, two-thirds of such additional Partnership Units shall be treated as Target Partnership Units for purposes of the Agreement) and subject to substantially the same terms and conditions as apply to the Partnership Units granted pursuant to the Agreement; provided, that (i) the per unit Target Value, the book-up mechanics set forth in Section 3(a) of the Agreement and the limitation on redemptions and exchanges set forth in Section 4(b) of the Agreement shall be calculated as of and shall run from the date of grant of such additional Partnership Units and (ii) the Participant shall make a new Section 83(b) election with respect thereto. Each time a new grant of Partnership Units is made pursuant to this Section 5, Annex 3 to this Exhibit A shall be updated to memorialize the terms thereof.

(b) The following example illustrate these principles: if the General Partner determines in its sole discretion that the payment of the Qualifying Dividend with respect to any then-unvested Partnership Units resulted in the grant of an additional 150 Partnership Units to the Participant, then 100 of such additional Partnership Units shall be treated as Target Partnership Units for purposes of the Agreement, provided that the full 150 additional Partnership Units may be earned in accordance with the terms of this Exhibit A; provided further that (i) the per unit Target Value, the book-up mechanics set forth in Section 3(a) of the Agreement and the limitation on redemptions and exchanges set forth in Section 4(b) of the Agreement shall be calculated as of and shall run from the date of grant of such 150 additional Partnership Units and (ii) the Participant shall make a new Section 83(b) election with respect to such 150 additional Partnership Units.

6. Definitions. For purposes of this Exhibit A, the following terms shall have the respective meanings set forth below:

(a) “Cause” means any of the following by the Participant: (i)(a) gross misconduct, fraud, material misrepresentation or breach of trust or loyalty or (b) gross negligence, in each case in respect of the Participant’s performance of, or failure to perform, the Participant’s duties or responsibilities; (ii) a material and repeated failure to exercise a reasonable level of skill, effort and/or efficiency in performing the Participant’s duties or responsibilities (other than due to Disability); (iii) willful conduct which adversely impacts the reputation of the Employer; (iv) the conviction of a felony (or equivalent in other jurisdictions), or any crime involving moral turpitude (including embezzlement, bribery, forgery, counterfeiting, extortion, false statements or insider trading), or any plea of “no contest” or “nolo contendere” (or equivalent in other jurisdictions) in connection therewith; (v) the charge or indictment of a felony or any other criminal offense, the defense of which renders the Participant substantially unable to perform adequately the Participant’s duties for at least six (6) months; (vi) a material violation of applicable laws, rules or regulations or the rules or regulations of any securities exchange or association or regulatory body of which the Employer is a member and/or licensed by; (vii) a material violation of the Employer’s service, confidentiality, operations, compliance, ethics or similar policies; (viii) a material breach of the Participant’s contractual arrangements with the Employer; or (ix) failure to co-operate with an internal investigation, an investigation by regulatory or law enforcement authorities or actual or prospective litigation in which the Employer has an interest, after being reasonably instructed by the Employer to co-operate. In the case of clauses (i)(b), (ii), (vi), (vii), (viii) and (ix) provided that such breach, failure, violation, or act or omission is reasonably capable of prompt Cure (as defined below), (a) the Employer shall provide the Participant with a sufficiently detailed written notice describing such breach, failure, violation, or act or omission (a “30-Day Notice”), and (b) the Participant shall have thirty (30) days to Cure such breach, failure, violation, or act or omission (provided that, for the avoidance of doubt, if the Participant receives the 30-Day Notice and fails to timely Cure within such thirty (30) day period, the Employer shall not be required to provide any additional notice or notice period and the Employer may terminate the Participant for Cause after the last day of such thirty (30) day period). All determinations of whether any act or omission constitutes Cause in any particular case will be made by the General Partner in its sole discretion and will be final and binding on all parties.

(b) “Change in Control” has the meaning set forth in the Moelis & Company 2014 Omnibus Incentive Plan, as may be amended and/or restated from time to time (or any successor plan, as applicable).

(c) “Client” means any client or prospective client of the Employer (i) to whom the Participant provided services, for whom the Participant transacted business or for whom the Participant solicited the business of such client or prospective client during the prior two-year period or (ii) whose senior personnel the Participant first met or the Participant was introduced or reintroduced to during the Participant’s relationship with or employment by the Employer.

(d) “Competitive Enterprise” means any business enterprise that is engaged, or owns or controls a significant interest in any entity that is engaged, in either case, primarily or in any substantial manner in any place in the world in (x) investment banking or securities activities or financial services, including, without limitation, private equity, hedge fund, special purpose acquisition company (SPAC) or other asset or investment management businesses, or (y) any business activities in which the Employer is engaged primarily or in any substantial manner.

(e) “Cure” means to take such unilateral action(s) as will avoid all material effects of a breach, failure, violation, or act or omission.

(f) “Detrimental Activities” means any of the following: (i) the Participant, directly or indirectly, provides services to, engages in, has any equity interest in, or manages or operates any Competitive Enterprise; provided, however, that the Participant shall be permitted to acquire a passive equity interest in a publicly traded Competitive Enterprise provided the interest acquired is not more than one percent (1%) of such Competitive Enterprise’s outstanding equity interests (the “Competitive Enterprise Restriction”); (ii) the Participant Solicits any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing business with the Employer; (iii) the Participant interferes with or damages (or attempts to interfere with or damage) any relationship between the Employer and any Client; (iv) the Participant Solicits any person who is employed by the Employer to resign from the Employer or to apply for or accept employment with any Competitive Enterprise; (v) the Participant shall fail to timely execute an attestation to the effect that the Participant has not engaged in the acts described in clauses (i), (ii), (iii) and (iv) above prior to each applicable Service Vesting Date, End Date or at such other times reasonably requested by the General Partner; or (vi) the Participant, as determined by the General Partner, fails to meet, in any material respect, any obligation the Participant may have under any agreement with the Employer regarding confidentiality, nondisparagement, cooperation, nonsolicitation or noncompetition.

(g) “Disability” means the Participant’s inability due to illness or other physical or mental impairment to substantially perform the Participant’s duties to the Employer for a period of ninety (90) consecutive days during any six (6) month period or for one hundred eighty (180) days during any twelve (12) month period, as determined in the good faith discretion of the General Partner.

(h) “Good Reason” means a material breach by the Employer of a material provision of the Participant’s service agreement or offer letter, if any, with the Employer; provided, however, that the Participant must provide the Employer with a sufficiently detailed notice of the events deemed to constitute “Good Reason” within sixty (60) days of when the Participant knew or should have known that the events deemed to constitute “Good Reason” occurred and allow the Employer thirty (30) days to Cure any of the events or occurrences described above, to the extent reasonably capable of prompt Cure, before the Participant may resign for Good Reason (the “Good Reason Notice”). For the avoidance of doubt, if the Participant gives the Good Reason Notice and the Employer fails to timely Cure within such thirty (30) day period, the Participant shall not be required to provide any additional notice or notice period, and the Participant may terminate the Participant’s service with the Employer for Good Reason after the last day of such thirty (30) day period but within forty-five (45) days of the end of such thirty (30) day period.

(i) “Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.

Annex 1 to Exhibit A

TERMINATION ELIGIBLE UNITS

Date of Termination	Number of Termination Eligible Units[1]
February 16 through May 16, 2023	5%
May 17 through August 16, 2023	10%
August 17 through November 16, 2023	15%
November 17, 2023 through February 16, 2024	20%
February 17 through May 16, 2024	25%
May 17 through August 16, 2024	30%
August 17 through November 16, 2024	35%
November 17, 2024 through February 16, 2025	40%
February 17 through May 16, 2025	45%
May 17 through August 16, 2025	50%
August 17 through November 16, 2025	55%
November 17, 2025 through February 16, 2026	60%
February 17 through May 16, 2026	65%
May 17 through August 16, 2026	70%
August 17 through November 16, 2026	75%
November 17, 2026 through February 16, 2027	80%
February 17 through May 16, 2027	85%
May 17 through August 16, 2027	90%
August 17 through November 16, 2027	95%
November 17, 2027 through February 16, 2028	100%

1 Number of Termination Eligible Units equal to the percentage of Target Partnership Units set forth in this column for the applicable quarter.

A-1

Annex 2 to Exhibit A

DEATH/DISABILITY UNITS

Date of Termination	Pro-Rated Number of Target Partnership Units	Implied TSR Hurdle (1)	Modified Dividend Adjusted Share Price(2)
February 16 through May 16, 2023		5%	$48.00
May 17 through August 16, 2023		10%	$50.00
August 17 through November 16, 2023		15%	$52.50
November 17, 2023 through February 16, 2024		20%	$54.50
February 17 through May 16, 2024		25%	$57.00
May 17 through August 16, 2024		30%	$59.00
August 17 through November 16, 2024		35%	$61.50
November 17, 2024 through February 16, 2025		40%	$63.50
February 17 through May 16, 2025		45%	$66.00
May 17 through August 16, 2025		50%	$68.00
August 17 through November 16, 2025		55%	$70.50
November 17, 2025 through February 16, 2026		60%	$73.00
February 17 through May 16, 2026		65%	$75.00
May 17 through August 16, 2026		70%	$77.50
August 17 through November 16, 2026		75%	$79.50
November 17, 2026 through February 16, 2027		80%	$82.00
February 17 through May 16, 2027		85%	$84.00
May 17 through August 16, 2027		90%	$86.50
August 17 through November 16, 2027		95%	$88.50
November 17, 2027 through February 16, 2028		100%	$91.00
(1)
The achievement of the Implied TSR Hurdle (and Modified Dividend Adjusted Share Price will be determined based on the highest 20-Day VWAP to be achieved over the 90 consecutive days (but not any prior period) ending on the date of death or termination due to Disability, as applicable, as reflected on the New York Stock Exchange or other such primary stock exchange in which the Common Stock is listed and traded.
(2)
If Moelis & Company pays a Qualifying Dividend, the per share price of a share of Common Stock for purposes of determining the Modified Dividend Adjusted Share Price shall be deemed to be adjusted to reflect any such Qualifying Dividend in a manner determined by the General Partner as if such Qualifying Dividends were reinvested in shares of Common Stock.

Annex 3 to Exhibit A

DIVIDEND EQUIVALENT PARTNERSHIP UNITS

Grant Date	Number of Partnership Units*	Target Value Per Partnership Unit

* Two-thirds of each grant of Partnership Units shall be treated as Target Partnership Units for purposes of the Agreement.

Exhibit B

83(B) ELECTION FORM

ELECTION TO INCLUDE PARTNERSHIP UNITS IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

The undersigned was issued Partnership Units (as defined below) of Moelis & Company Group LP, a Delaware limited partnership (the “Partnership”) on ________ (the “Grant Date”). The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”) and Treasury Regulations §1.83-2, at the time such Partnership Units were issued, to include in gross income for the 2023 taxable year the excess, if any, of the fair market value on of the Grant Date of the Partnership Units (as set forth in paragraph 6 below) over the amount, if any, paid for such property (as set forth in paragraph 7 below). The undersigned makes this election solely as a protective measure and does not hereby admit, concede or otherwise waive any rights that it may have at any time, including, the right to deny that the Partnership Units constitute property under Code §83(b) or that it has received such property in connection with the performance of services.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.
The name, address and social security number of the undersigned:

NAME:
ADDRESS:
SSN:

2.
A description of the property with respect to which the election is being made: partnership interests in the Partnership comprised of ______ Executive Profits Interest Units of the Partnership (the “Partnership Units”).
3.
The date on which the property was transferred: __________.
4.
The taxable year for which such election is made: Calendar year ______.
5.
The restrictions to which the property is subject: The Partnership Units are subject to vesting based on the continued employment of the undersigned on each vesting date, along with the achievement of specified performance conditions. All or a portion of the Partnership Units may be subject to forfeiture or repurchase in certain circumstances under the terms of a vesting agreement between the undersigned and the Partnership. The Partnership Units are also subject to certain transfer restrictions.
6.
The aggregate fair market value on __________ of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $0.00.
7.
The aggregate amount paid for such property: $______.
8.
A copy of this election has been furnished to the General Partner pursuant to Treasury Regulations §1.83-2(e)(7).

B-1

In order to make an election under Code §83(b), this election form must be executed within thirty (30) days after the Grant Date. One copy of this election form should be submitted to the General Partner and a second copy should be filed within thirty (30) days after the Grant Date with the Internal Revenue Service Center with which the undersigned normally files his or her federal income tax return.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of the Internal Revenue Service.

Dated: , _____

B-2

Exhibit C

CONSENT BY SPOUSE

Dated as of ___________

I acknowledge that I have read the Amended and Restated Agreement of Limited Partnership of Moelis & Company Group LP (as may be amended and/or from time to time, the “Partnership Agreement”), dated as of April 15, 2014, and that I know its contents. I am aware that by its provisions, my spouse agrees to sell, convert, dispose of, or otherwise transfer his or her interest in the Partnership, including any property or other interest that I have or acquire therein, under certain circumstances. I hereby consent to such sale, conversion, disposition or other transfer; and approve of the provisions of the Partnership Agreement and any action hereafter taken by my spouse thereunder with respect to his or her interest, and I agree to be bound thereby.

I further agree that in the event of my death or a dissolution of marriage or legal separation, my spouse shall have the absolute right to have my interest, if any, in the Partnership set apart to him or her, whether through a will, a trust, a property settlement agreement or by decree of court, or otherwise, and that if he or she be required by the terms of such will, trust, settlement or decree, or otherwise, to compensate me for said interest, that the price shall be an amount equal to its appraised value as determined by a reputable accounting firm, investment bank or other qualified appraiser selected by me and my spouse (or if we cannot agree on an appraiser within five (5) Business Days, such appraiser as is selected by the Partnership), payable in cash or on such other terms as may be agreed upon by me and my spouse.

This consent, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of _________________ without regard to otherwise governing principles of choice of law or conflicts of law.

Participant: Signature Name	Spouse of the Participant: Signature Name of Spouse

C-1